UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2017

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Bylaws

On February 22, 2017, the board of directors (the “Board”) of Simpson Manufacturing Co, Inc. (the “Company”), based on its own review, extensive consultation with outside advisors, and feedback from shareholders of the Company, committed to amend the Company's Bylaws to provide proxy access to qualifying shareholders after the special meeting of the Company’s shareholders to be held on March 28, 2017 (the “Special Meeting”), on terms and conditions substantially similar to the following:

•	The total number of shareholder nominees for election to the Board to be included in the Company’s proxy materials for an annual meeting of the shareholders shall not exceed the greater of (i) two, or (ii) 20% (rounded down) of the total number of directors of the Board then in office;
•	Only shareholders who have continuously held a number of shares representing at least 3% of the outstanding shares of common stock of the Company for at least three years as of both the record date of the annual meeting for which the Company’s proxy materials are being sent and the date of their nomination notice to the Company may have the ability to request the Company to include their director nominations in such proxy materials; and
•	A group of no more than 20 shareholders may aggregate their shares to satisfy the above-described ownership threshold.

The press release and investor presentation issued by the Company announcing the Board’s commitment to implement proxy access are filed herewith as Exhibits 99.1 and 99.2.

Item 8.01 Other Events

Annual Meeting Date

On February 23, 2017, the Company announced that it plans to reschedule the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”) to May 16, 2017. The meeting had previously been scheduled for April 24, 2017. The 2017 Annual Meeting will be held at the Company’s home office located at 5956 W. Las Positas Blvd., Pleasanton, California 94588.

Special Meeting Definitive Proxy Statement

On February 23, 2017, the Company filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting, which will be held on March 28, 2017 at the Company’s home office located at 5956 W. Las Positas Blvd., Pleasanton, California 94588, for the shareholders to vote on the following proposals:

1.	to approve and adopt the amendment to the Company’s Certificate of Incorporation to declassify the Board over a three-year period and provide that directors who are up for election be elected for one-year terms beginning at the 2017 Annual Meeting (the “Proposal 1”); and

2.	to approve and adopt the amendment to the Company’s Certificate of Incorporation to eliminate the ability to exercise cumulative voting in director elections (the “Proposal 2”).

The foregoing proposals are the only proposals to be acted upon at the Special Meeting. As disclosed in the definitive proxy statement, Proposal 1 will only be implemented if the shareholders also approve and adopt Proposal 2; and, Proposal 2 will only be implemented if the shareholders also approve and adopt Proposal 1.

Important Additional Information

The Company, its directors and certain of its executive officers and other employees will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Special Meeting. The Company has filed a definitive proxy statement and proxy card with the SEC in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock units and options is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.simpsonmfg.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for its 2016 annual meeting of shareholders and its 2016 Annual Report on Form 10-K for the year ended December 31, 2015. Information regarding the identity of participants, and their direct or indirect interests in the matters to be considered at the Special Meeting, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed by the Company with the SEC. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.simpsonmfg.com, by writing to the Company at 5956 W. Las Positas Blvd., Pleasanton, CA 94588, or by calling the Company’s proxy solicitor D.F. King at (212) 269-5550.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated February 23, 2017.
99.2	Investor Presentation dated February 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: February 23, 2017	By	/s/ BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer